UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2007
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352

DELAWARE (Brandywine Operating Partnership, L.P.) (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 15, 2007, we entered into a term loan agreement (the “Term Loan Agreement”) that provides for an unsecured term loan (the “Term Loan”) in the amount of $150.0 million, with the option to increase the aggregate amount to $200.0 million. We intend to use the proceeds to pay down a portion of the outstanding amount on our $600.0 million unsecured revolving credit facility. The Term Loan matures on October 18, 2010 and may be extended at our option for two one-year periods but not beyond the maturity date of our revolving credit facility. There is no scheduled principal amortization of the Term Loan and we may prepay borrowings in whole or in part without premium or penalty.
Portions of the Term Loan bear interest at a per annum floating rate equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum or (ii) a London interbank offered rate that is the rate at which Eurodollar deposits for one, two, three or six months are offered plus between 0.475% and 1.10% per annum (the “Libor Margin”), depending on our debt rating.
The Term Loan Agreement contains financial and operating covenants. Financial covenants include minimum net worth, fixed charge coverage ratio, maximum leverage ratio, restrictions on unsecured and secured debt as a percentage of unencumbered assets, and other financial tests. Operating covenants include limitations on our ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions, and pay dividends.
Citizens Bank of Pennsylvania serves as Administrative Agent and Lender and RBS Securities Corporation serves as Lead Arranger and Sole Bookrunner.
A copy of the Term Loan Agreement is attached as exhibit 10.1 to this Current Report. The description of the Term Loan Agreement does not purport to be complete and is qualified by reference to the copy of the Term Loan Agreement attached as an exhibit
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 above
Item 9.01 Financial Statements and Exhibits
Exhibits

10.1	Term Loan Agreement dated as of October 15, 2007 among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as Borrowers, Citizens Bank of Pennsylvania as Administrative Agent and Lender, RBS Securities Corporation as Lead Arranger and Sole Bookrunner.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: October 16, 2007

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Term Loan Agreement dated as of October 15, 2007 among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as Borrowers, Citizens Bank of Pennsylvania as Administrative Agent and Lender, RBS Securities Corporation as Lead Arranger and Sole Bookrunner.